UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 23, 2010

Energroup Holdings Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-32873	87-0420774
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Xin Yi Street, Ganjingzi District, Dalian City, Liaoning Province, PRC 116039

(Address of principal executive offices and zip code)

+86 411 867 166 96

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 23, 2010, Ms. Shu Wang submitted her resignation as a director of Energroup Holdings Corporation, a Nevada corporation (the “Company”) to the Board of Directors, which accepted the resignation on the same day. There were no disagreements between Ms. Wang and the Company that resulted in her resignation.

On March 23, 2010, the Board of Directors of the Company appointed Joe Levinson and Wenbing (Christopher) Wang to serve as independent directors (collectively, the “New Independent Directors”) as defined by Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”). The Board of Directors established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. All of the New Independent Directors, together with Ms. Shuying Wang, who currently serves as an independent director of the Company, will serve on each committee.  Mr. Levinson will serve as the Chairman of the Audit Committee, Ms. Wang will serve as the Chairman of the Nominating and Corporate Governance Committee, and Mr. Wang will serve as the Chairman of the Compensation Committee.

The Board of Directors determined that Joe Levinson possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Joe Levinson has been a United States Certified Public Accountant for more than 14 years. He speaks, reads and writes Chinese fluently and has vast experience in China working with Chinese companies.  He was previously a Manager in the banking practice of the New York office of Deloitte and Touche and was involved in numerous transactions involving complex financial structures. He also previously worked at KPMG in New York and Hong Kong.  In the 1990s, Mr. Levinson served as an executive of Hong Kong Stock Exchange-listed China Strategic Holdings, where his major responsibilities included its subsidiary China Tire, one of the first Mainland Chinese companies to list on the NYSE.  Mr. Levinson graduated summa cum laude from the University at Buffalo in 1994 with a double major in accounting and finance.

Wenbing (Christopher Wang) has served as President of Fushi Copperweld, Inc., (Nasdaq:FSIN) since January 21, 2008. He also served as Chief Financial Officer of Fushi from December 2005 to August 2009 and has as  interim Chief Financial Officer since February 28, 2010. Prior to Fushi, Mr. Wang worked for Redwood Capital, Inc., China Century Investment Corporation, Credit Suisse First Boston and VCChina in various capacities. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of the University of Rochester. Mr. Wang also currently serves as a director of General Steel Holdings (NYSE: GSI), China Integrated Energy, Inc. (Nasdaq: CBEH) and Orient Paper, Inc. (NYSE Amex: ONP).

In connection with the appointment, each New Independent Director will enter into an Independent Director Agreement with the Company for an initial term of one year.  The Company and each New Independent Director have agreed that each New Independent Director shall receive, as compensation for their services, $24,000 in cash per annum, payable in equal monthly installments of $2,000 over the course of the term and shall be granted annually an option to purchase 20,000 shares of common stock of the Company, vesting quarterly, in equal installments over the one-year term with an exercise price equal to the closing price of the Company’s shares of common stock quoted on Over-the-Counter Bulletin on the date of grant.

There has been no transaction and there is currently no transaction in which the Company was or is to be a participant which exceeds $120,000, and in which either Mr. Levinson or Mr. Wang  had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energroup Holdings Corporation

Dated: March 26, 2010	By:	/s/ Huashan Shi
Name: Huashan Shi
Title: Chief Executive Officer and President